UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 15, 2013
Date of Report (Date of earliest event reported)

GDT TEK Inc.

(Exact name of registrant as specified in its charter)

Florida	000-20259	27-0318532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8110 Ulmerton Avenue
Largo, Florida	32803
(Address of principal executive offices)	(Zip Code)

(407) 574-4740
Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is being amended in accordance with the comment letter dated May 17, 2013 from the Securities and Exchange Commission regarding need for adverse opinion disclosure and a current dated auditor's letter filed as an exhibit.

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

GDT Tek, Inc., a Florida corporation (the "Company") reports in this Current Report on Form 8-K a change in certifying accountants. Effective May 10, 2013 the Registrant's certifying accountant, Demetrius Berkower LLC, (formerly known as Demetrius & Company LLC- ("Berkower"), resigned as the Company's independent registered public accounting firm. The Company has engaged Keith K. Zhen, CPA ("Zhen") as its principal independent registered public accounting firm effective May 10, 2013. The decision to change its principal independent registered public accounting firm has been approved by the Company’s board of directors.

The report of Berkower on the Company’s financial statements for fiscal years ended June 30, 2010 and June 30, 2009 (which included the balance sheet as of June 30, 2010, and the statement of operations, cash flows and stockholders’ equity for the period from inception through June 30, 2010), did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope or accounting principles, other than to state that there is substantial doubt as to the ability of the Company to continue as a going concern. During the Company’s fiscal years ended June 30, 2010 and June 30, 2009 and during the subsequent period through to the date of Berkower's resignation, there were no disagreements between the Company and Berkower, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Berkower, would have caused Berkower to make reference thereto in its report on the Company’s audited financial statements.

The Company has provided Berkower with a copy of this Amendment to Current Report on Form 8-K and has requested that Berkower furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Berkower agrees with the statements made in this Current Report on Form 8-K with respect to Berkower and, if not, stating the aspects with which they do not agree. The Company has received the requested letter from Berkower wherein he has confirmed his agreement to the Company’s disclosures in this Amendment to Current Report with respect to Berkower. A copy of Berkower's letter has been filed as an exhibit to this Amendment to Current Report.

In connection with the Company’s appointment of Zhen as the Company’s principal registered accounting firm at this time, the Company has not consulted Zhen on any matter relating to the application of accounting principles to a specific transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Company’s financial statements. Zhen's offices are located at 2070 West 6th Street, Brooklyn, New York 11223.

Going Concern

There is substantial doubt about the Company's ability to continue as a going concern. The financial statements for fiscal years ended June 30, 2010 and June 30, 2009 have been prepared assuming that the Company will continue as a going concern, which contemplates that the Company will realize its assets and satisfy its liabilities and commitments in the ordinary course of business.

Exhibit No.	Description of Exhibit

16.1	Letter from Demetrius Berkower LLC (formerly known as Demetrius & Company LLC) dated May 21, 2013

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GDT TEK Inc. (Registrant)
DATE: May 24, 2013	/s/ Bo Linton Name: Bo Linton Title: President